UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 15th Avenue, Suite 303 Montreal, Quebec, Canada	H1X 3G2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Effective May 20, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Pierre Turgeon (“Turgeon”), a shareholder of Transit Publishing Inc., a privately held corporation (“TPI”). In accordance with the terms and provisions of the Share Exchange Agreement, the Corporation acquired fifty percent (50%) of the total issued and outstanding shares of common stock of TPI held of record by Turgeon in exchange for issuance of an aggregate 90,000,000 shares of its restricted common stock to Turgeon. Thus, the transaction will result in the business and operational activities of the Corporation primarily being conducted by and through TPI. See “Description of the Corporation” below.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

BUSINESS DEVELOPMENT

Historical Business

The Corporation was organized under the laws of the State of Colorado on October 15, 2007. Prior to the transaction described above, the Corporation was the wholly-owned subsidiary of Kurrant Food Enterprises Inc. (“KRTF”). On approximately November 30, 2007, the board of directors of KRTF approved the spin-off of the Corporation to the shareholders of record of KRTF as of January 10, 2008. The shares of the Corporationwere distributed to the shareholders of KRTF on approximately February 12, 2008. Effective February 10, 2010, certain selling shareholders (collectively, the “Sellers”) and Tony Khoury  (the “Purchaser”) entered into those certain common stock purchase agreements (collectively, the “Purchase Agreements”) for the purchase of an aggregate 1,040,000 shares of common stock of the Corporation. In accordance with the terms and provisions of the Purchase Agreement, the Sellers sold an aggregate of 1,040,000 shares of common stock (the “Common Stock”) of the Corporation. In further accordance with the terms and provisions of the Purchase Agreement, the funds were escrowed and released accordingly upon closing of the Purchase Agreements. The Sellers subsequently entered into the Purchase Agreements. Prior to consummation of the Share Exchange Agreement,  the  Corporation was in the development stage.

Description of the Corporation

Subsequent to the consummation of the Share Exchange Agreement, the Corporation’s core business is book publishing. Book publishing is the means by which literary and informative books are produced and made available to the general public for both entertainment and information. The different aspects of publishing include the development state, the acquisition of the intellectual properties, the editorial work and the graphic design. The Corporation publishes books in both print and elecontric format. Electronic formats include eBooks and audio books. Furthermore, the Corporation sells the rights to foreign publishers for publication in different languages and countries.

The Corporation offers comprehensive international distribution for a diverse and growing portfolio of multilingual print, eBook, audio book and video properties. The Corporation markets its English titles primarily in the United States, the United Kingdom and Canada. French titles are sold in France, Quebec, and French-speaking European countries, including Belgium, Switzerland and Luxembourg. Spanish language titles are also being distributed in Spain and Hispanic America starting this year. The Corporation has sold rights to its catalogue in over twenty languages around the world, in markets ranging from China to Brazil.

The Corporation’s collection of books is very broad. Whether it’s fiction or non-fiction, the newly formed catalogue offers titles that range from true crime, mystery, thriller and fantasy, to biographies and self help books.  Such titles include the biography of notorious serial killer Charles Manson, in a book entitled Charles Manson Now.  With it being the first ever authorized biography, this book discloses new facts and information about Manson that has never been released before.  The Corporation also offers the self help book Bad Girls, written by Dr. Lieberman, in order to help women understand why men are drawn to more rebellious girls instead of calmer ones. Furthermore, the Corporation catalogue includes ground breaking stories about international celebrities such as Marilyn Monroe and James Brown. As for the fiction slice of the Corporation, it offers novels such as Lunacy and The Package, appealing to a younger audience, and thus enlarging the range of readers that the Corporation appeals to. In the press release announcing its launch, the Corporation stated that “linguistic and cultural barriers existed only to be surmounted and broken.” Less than six months later, the Corporation has gone global with large print runs for its main markets: Canada, the U.S., the UK, and French-speaking Europe. The Corporation also sells rights to its works in approximately twenty languages around the world. The majority of titles published by the Corporation will be launched simultaneously in American, Canadian, and European markets in French and English.

The 2009/2010 highlights include: Guy Laliberte: The Fabulous Story of the Creator of Cirque du Soleil (June 2009), Unmasked: The Final Years of Michael Jackson (July 2009) #1 New York Times bestseller. Brangelina: The Untold Story of Brad Pitt & Angelina Jolie (December 2009) and The Killing of Anna Nicole Smith (July 2010).

INDUSTRY OF EBOOKS

Management of the Corporation believes that eBooks represent a strategic source of new revenue growth. There is no longer any question whether this category is maturing. Although traditional print book sales fell overall last year, eBook sales were up by many estimates over 150% in the U.S. as the prices for e-reading devices fall and choices diversify. For example, Amazon Kindle e-book sales exceeded print sales for the first time ever in December 2009. Though eBooks have a significantly bigger impact in the USA, Canada’s market is blooming.  Publishers such as TPI take the eBook arrival very importantly, as it allows them to publish through multiple platforms and devices, thus not being restricted solely to a paper book.  Although Smartphones, iPads and Kindle devices are not available to everyone due to costs that are higher than average, an important portion of the international market owns such a device.  In the first quarter of 2010, customers worldwide bought 314.7 million mobile phones, which represents an increase of 17%.  Smartphone sales on their own increased by 48.7%, resulting in an ongoing growth that is overthrowing regular mobile phones and presenting everyone with the possibility of owning and reading a book on their device, wherever they go.  Furthermore, a recent study showed that one out of 200 persons who own an ‘e-reader’ device, 40% affirm that they are now reading more than when they had access to only paper-format books, while only a small 2% affirm reading less.  Amazon.com shows that customers who own a Kindle buy 3.3 times more books than those who do not own one, thus clearly showing an increase in book buying directly linked to an electronic device.

In France, electronic publishing represents only 1% of the publishing market, accounting for about 30 to 40 million Euros. Following the American market, the distributors involved in the Web, such as FNAC.com, estimate that in the next five years, the sales of eBooks will represent 10% to 15% of total sales. The emerging electronic book market is a reality. TPI believes that it will not take long before manufacturers will agree to introduce electronic readers that will sell under $100.

Book Sales

Studies conducted by BookNet on a sample of roughly 700 stores show that book sales on Canada’s market have dropped of 4.3%, while there is a 4.1% drop in the unit volume number.  The fiction category is the one that is seemingly performing best, with an increase in sales of 5.1%.  As for non-fiction and juvenile, both categories meet a significant drop, though non-fiction’s drop is slightly lower.  For 2010 so far, Canada’s juvenile category income has dropped by 12.9%, while its volume has an 8.6% drop while non-fiction is marked by a 7.1% drop in value and 6.1% in volume.

Recent studies (performed by the US Census Bureau) show that the overall sales of the first half of 2010 dropped by about 0.8%, resulting in a significant drop of 1.10 billion U.S. dollars.

The book market in France is often stable, presenting very light shifts in sales volume with an increase of 1.8 % in 2007, a decrease of 0.1 % in 2008, and an increase of 1.5 % in 2009.  The production quantity varies between an estimate of 60,000 and 70,000 titles per year. Needless to say, the French population is an important book consumer, buying roughly 435.7 million books per year. A journalist writer renowned in the people genre (Ian Halperin), a selling universal subject (Michael Jackson), the biggest distributor in France (Hachette) and a perfect timing ( the surprise death of the King of Pop) resulted in a book that quickly rose to be a best seller.  The Corporation’s catalogue will publish youth books and fantasy thrillers that are strongly in demand on the French market.

The Corporation believes that drops on the literary market are mainly due to a lack of major blockbuster hits.  Although Stieg Larsson’s The Girl with the Dragon Tattoo has reached an important volume of sales, it still doesn’t come close to Stephanie Meyer’s Twilight saga.  Such a lack of titles that appeal to a global market cause a significant drop in book purchases, and the Corporation undertakes the challenge of creating best-selling books with important titles such as an authorized biography of the notorious Charles Manson. The Corporation’s catalogue will publish youth books and fantasy thrillers that are in strong demand by the French readers.

DESCRIPTION OF PRODUCTS

The Corporation has a diversified and rapidly-expanding portfolio of global content properties, with titles that cater to the full spectrum of local, regional and international market demand trends. Popular biographies and true crime titles, such as Unmasked: The Final Years of Michael Jackson by New York Times bestselling author Ian Halperin, The Murder of Anna Nicole Smith by Judge Larry Seidlin and Mickey Rourke: Wrestling with Demons by Sandro Monetti are examples of flagship U.S. mass market properties. These are balanced with high-value and exclusive commercial genre offerings, such as Bad Girls: Why Men Love Them & How Good Girls Can Learn Their Secrets by Dr. Carole Lieberman and Escort Girl: A Personal Memoir by Melodie Nelson. The proposed documentary for Charles Manson Now, plus potential U.S. and international film rights sales represent the Corporation’s preliminary video content initiatives.

In the United Kingdom, a customized selection of titles from the United States and Canada are offered with special attention paid to strong niche markets, for example, the health and well-being segment with Looking Good Naked: Natural Weight Loss in 6 Easy Steps by David Desjardins and Helene Dumas released in June 2010. The Corporation believes that demand in the United Kingdom for this diet and exercise guide will exceed the demand in North America. In addition, the biography Gary Oldman: The King of Darkness, scheduled for release in April 2011, is designed to be a cross-channel (cult hit). Management of the Corporation  believes that this first ever-bio of the British actor will have a major international fan following due to his popular film roles ranging from Batman to the Harry Potter series. The Corporation intends to have a soon-to-be-issued Annual Catalogue for the United States, Canada and the United Kingdom for more details.

4. Marketing

MARKETING AND STRATEGY

Marketing

The Corporation plans to provide high-value content, from mass market bestselling biographies to niche market fiction, non-fiction and video entertainment titles in a variety of popular print and digital formats at accessible price points. The Corporation’s business model is to acquire the best content available from each market it serves and to selectively localize and license it for resale internationally. The Corporation regularly crosses the traditional lines between language, media and culture as it maximizes opportunities for profit in high margin/time sensitive commercial properties worldwide. The following represent our core competitive advantages: (i) high value international content tailored for success in specific markets; (ii) multilingual marketing, promotion and distribution; (iii) full product spectrum such as print, eBooks, audio books, film and video; and (iv) fast market response and global market reach.

The Corporation has recognized that quality sells, as does inventiveness and expertise. The Corporation believes that the current publishing model is inefficient, cost-prohibitive and does not maximize opportunities for customer acquisition and retention. Additionally, the Corporation recognizes that using the United States market as a base to launch its new model is important due to credibility and market size. The Corporation is exploring the health of its current business efforts and taking steps to negotiate collaboration to establish an effective business and marketing strategy for the future.  The Corporation believes that it has an opportunity to increase its current growth rate and develop a long-term competitive advantage by building an integrated business marketing strategy that will enable the achievement of its business and marketing objectives.  By developing and producing results-oriented integrated business marketing programs based on differentiating strategies for positioning, sales and marketing, the Corporation will be better positioned to best meet its short-term and long-term corporate and brand profitability and volume objectives.

Potential market: readers worldwide are the potential targets that the Corporation aims to reach. The Corporation provides books in both English and French, and sells rights to different parts of the world, including Spanish-speaking countries, Europe and Asia.

Available market: the population worldwide who is interested in the type of book the Corporation offers. Management of the Corporation believes that with the constant blooming of the eBooks and the availability of Internet growing, the availability of the market ranges internationally.

Qualified available market: the segment of the population that is qualified to purchase the books offered by the Corporation is very wide, as it reaches young readers as well as adult readers.

Target market: as the Corporation is a company that publishes a wide range of books, its target market isn’t very restrictive.  The Corporation’s products appeal to readers of true crime, thrillers, fantasy, science-fiction, non-fiction and biographies.

Promotion and Publicity

Garson & Wright PR – United States, Canada and International Media Access. Based strategically in Los Angeles near Hollywood, Garson & Wright PR provides over twenty years of award-winning and proven media expertise in promoting the Corporation’s titles in the Umited States, Canada and internationally through TV, radio, print and web coverage. Garson & Wright has past experience producing market-leading campaigns on titles such as: The Killing of Anna Nicole Smith, If I Did It: Confessions of the Killer, Signature Sasha: Magnificent Weddings by Design, Jenny Jones Look Good Feel Great Cook Book, Vegan Fusion World Cuisine, as well as Smotherhood and Scrapbooking Traditions by Leeza Gibbons.

In the case of the bestselling Corporation’s title, The Killing of Anna Nicole Smith by Judge Larry Seidlin, our G&W PR representative Michael Wright obtained media bookings on top-ranked United States TV shows, including ABC's The View, Good Morning America and NBC's Today Show during June and August 2010. This successful on-going partnership gives the Corporation tremendous access to millions of potential readers as it launchs Charles Manson Now and other high-value commercial titles into 2011.

Distribution

Fenn and Company Ltd. Founded in 1977, Fenn and Company is the largest Canadian book distributor and has just celebrated its 30th year anniversary. Its total sales topped $50,000,000 Canadian Dollars last year. It represents over fifty publishers, like Hachette Book Group USA, Tor Books, St.Martin’s Press, and Disney Book Group. In the fourth quarter 2010, the Corporation will transition to H.B. Fenn and Company Ltd., one of Canada largest and most powerful distributors in terms of retail market coverage and sales. The Corporation believes that H.B. Fenn and Company Ltd. will boost its presence with Chapters-Indigo and independent store chains in volume and product placement terms while bringing new co-marketing resources to bear.

Hachette Livres. Founded in 1836, Hachette Livres is the largest European book distributor and second largest worldwide. Its French revenue topped 2.16 billion Euros last year.  In France, the Corporation has a unique partnership with the country’s main book distributor and major retailer. In fact, the Corporation is the only Canadian publisher to hold such an exclusive business relationship. Hachette Livres can ensure the Corporation’s books are distributed nationally and throughout French-speaking Europe with full access to retail sales channels for broad market coverage.

Interforum Editis. Interforum Editis is a book distribution company owned by Editis. Founded in 1835, Interforum Editis is the second largest European company in the world of French publishing. Its sales were of 751.1 million Euros last year.

Agence du Live. L'Agence du Livre (ADL) distributes over 12 000 titles in Quebec, from both Quebec and European publishers.

National Book Network Inc. Founded in 1986, National Book Network, Inc. is owned by Rowman & Littlefield, Inc. National Book Network is a full-service sales, marketing, and distribution company that co-markets  the Corporation’s titles with major United States retailers, such as Barnes & Noble, Borders, Books-a-Million, Walmart and Target. National Book Network is also a strategic investor in multiple high-profile projects of the Corporation, such as Charles Manson Now by Marlin Marynick. Its customers include various venues for book sales, including traditional, non-traditional, and online accounts in the United States, Canada, Australia, New Zealand, and Europe.

Georgetown Publications. In Canada, the Corporation’s main distribution partner for English books is Georgetown Publications. Georgetown Publications is responsible for sales to Canada’s dominant book retailer, Chapters-Indigo as well as independent national book store chains.

Littlehampton Book Services (LBS), Compass DSA and Midas PR. In the United Kingdom, the Corporation’s partners include Littlehampton Book Services (LBS) and Compass DSA and Midas PR.  Littlehampton Book Service and Compass DSA target major United Kingdom retailers, such as Waterstones, W.H. Smith and Tesco.

STRATEGIC ALLIANCES

The Corporation’s major eBook partner is NBN Fusion for English markets worldwide. NBN Fusion is responsible for converting print Adobe PDF files on demand to popular eBook formats and for the distribution of the Corporation’s titles to eBook retailers worldwide. The Corporation supports a variety of formats, including Amazon Kindle, Sony Reader, Apple’s iPhone series, Kobo’s Nook, the new ePub open standard, and Apple’s iPad. The Corporation is fully committed to eBooks as the future of publishing on a multi-platform device basis. The Corporation accepts the need for flexible digital format support, so content can be delivered as close to ‘anytime, anywhere’ to the consumer as possible. The emergence of Apple’s iPad should bring healthy competition for established players, Amazon’s Kindle and the Sony Reader, while providing greater market reach for the Corporation as a consumer content provider.

The Corporation is a relatively new player in the global audio-book market. Its partners include Audible.com (an Amazon company) and audio production specialist Agile Sound based in Montreal. The city of Montreal is uniquely positioned as a multilingual city able to easily support the recording of program’s in a variety of world languages quickly and cost-effectively. Audible is the leading provider of premium digital spoken audio information and entertainment, on the Internet, including Apple’s iTunes Store.

CONSULTANT AGREEMENTS

The Corporation has entered into certain consultant agreements as disclosed below.

Eastwest Capital Corporation

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Eastwest Consultant Agreement”) with Eastwest Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Eastwest”). In accordance with the terms and provisions of the Eastwest Consultant Agreement: (i) Eastwest shall provide consulting services to the Corporation including, but not limited to, analysis of business activities outside North America and assistance in business development, including analysis of intellectual property rights; and (ii) the Corporation issued to Eastwest an aggregate of 1,000,000 shares of its restricted common stock.

Edgewater Capital Corp.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Edgewater Consultant Agreement”) with 7571836 Canada Inc., d/b/a Edgewater Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Edgewater”). In accordance with the terms and provisions of the Edgewater Consultant Agreement: (i) Edgewater shall provide consulting services to the Corporation including, but not limited to, analysis of business activities in Canada and assistance in business development, including potential European acquisitions; and (ii) the Corporation issued to Edgewater an aggregate of 1,000,000 shares of its restricted common stock.

Springboard Capital Corp.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Springboard Consultant Agreement”) with Springboard Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Epringboard”). In accordance with the terms and provisions of the Springboard Consultant Agreement: (i) Springboard shall provide consulting services to the Corporation including, but  not limited to, analysis of business activities in the United States and assistance in business development with a focus on establishing a strategy for the commercialization of the entertainment residual rights; and (ii) the Corporation issued to Springboard an aggregate of 1,000,000 shares of its restricted common stock.

Noosa Capital Corp.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Noosa Consultant Agreement”) with Noosa Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Noosa Capital”). In accordance with the terms and provisions of the Noosa Consultant Agreement: (i) Noosa Capital will provide strategic international joint venture analysis and due diligence in the goal of establishing financing and prosper multi-market distribution networks for entertainment and literary projects; and (ii) the Company issued to Noosa Capital an aggregate of 5,000,000 shares of its restricted common stock.

Louis Lapointe

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Lapointe Consultant Agreement”) with Louis Lapointe (“Lapointe”), which is an individual company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Lapointe Consultant Agreement: (i) Lapointe shall be a transition facilitator for a private company to a publicly traded company, assist with day to day operations and strategic financial planning and establish proper management mechanisms to ensure smooth operational and reporting efficacy; and (ii) the Company issued to Lapointe an aggregate of 2,000,000 shares of its restricted common stock.

Effective August 1, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “Lapointe Consultant Agreement”) with Louis Lapointe (“Lapointe”). In accordance with the terms and provisions of the Lapointe Consultant Agreement: (i) Lapointe will provide consultation to management regarding the integration of new business and revenue model specifics to new international business opportunities; and (ii) the Corporation issued to Lapointe an aggregate of  1,500,000 shares of its restricted common stock.

Peter George

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “George Consultant Agreement”) with Peter George, who has been a member of the Board of Directors of the Corporation since May 20, 2010 (“George”). In accordance with the terms and provisions of the George Consultant Agreement: (i) George will provide analysis of business activities in Canada and commercial exploitation of intellectual properties and assistance in business development and operational restructuring; and (ii) the Company issued to George an aggregate of 25,000,000 shares of its restricted common stock.

Francois Turgeon

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Tugeon Consultant Agreement”) with Francois Turgeon, who has been a member of the Board of Directors of the Corporation since May 20, 2010 (“Turgeon”). In accordance with the terms and provisions of the Turgeon Consultant Agreement: (i) Turgeon will provide analysis of multimedia and multi-platform applications for the publishing indury and act as a creative consultant for company image and branding; and (ii) the Company issued to Turgeon an aggregate of 5,000,000 shares of its restricted common stock.

Alaine Houle

Effective August 1, 2010, the Corporation entered into a three-month consultant service agreement (the “Houle Consultant Agreement”) with Alaine Houle (“Houle”). In accordance with the terms and provisions of the Houle Consultant Agreement: (i) Houle will provide consultation to management regarding the analysis of business models and methods to increase liquidity; and (ii) the Corporation issued to Houle an aggregate of  1,500,000 shares of its restricted common stock.

Lois Arkwright

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Arkwright Consultant Agreement”) with Lois Arkwright (“Arkwright”). In accordance with the terms and provisions of the Arkwright Consultant Agreement: (i) Arkwright will provide consultation to management regarding the analysis of event marketing strategies related to launching of various products of the Corporation and production of original events for each of the Corporation’s products;  and (ii) the Corporation issued to Arkwright an aggregate of 500,000 shares of its restricted common stock.

Michele Thibault

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Thibault Consultant Agreement”) with Michele Thibault (“Thibault”). In accordance with the terms and provisions of the Thibault Consultant Agreement: (i) Thibault will provide analysis of the potential of developing film or television adaoptations of the Corporation’s various products and research creation of creative teams to be assigned to each of the Corporation’sw various products; and (ii) the Corporation issued to Thibault an aggregate of 500,000 shares of its restricted common stock.

COMPETITION

The markets for eBooks may become highly competitive. Competition is based on the quality and range of publications made available, price, promotion and customer service as well as the nature of the distribution channels. Competitors include other publishers such as Simon & Schuster, Random House or Hachette, which govern the publishing market. Such businesses, however, while reaching out to a worldwide market, often work through subsidiary companies. Management of the Corporation believes that part of its uniqueness is that the Corporation may be one of the sole publishers who distributes its books on all markets anywhere in the world. Such an approach gives the Corporation the opportunity to exploit a worldwide market on a global strategy. In the eBook technology business, additional competitive factors include the demonstrated effectiveness of the products being offered, as well as available funding sources, and, although the Corporation believes no one offers as comprehensive an offering as its suite of reading products and services, the Corporation faces competition from other publishers and distributors of other technology-based programs addressing the subject areas of the Company’s offerings. Competition may increase to the extent that other entities enter the market and to the extent that current competitors or new competitors develop and introduce new products that compete directly with the products distributed by the Corporation or develop or expand competitive sales channels. Management of the Corporation believes that its position as both a publisher and distributor are unique to certain of the markets in which it competes.

RISK FACTORS

An investment in the Corporation’s common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Corporation and its business before purchasing shares of common stock. The business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that the Corporation is currently aware of that it may be facing. Additional risks not presently known to the Corporation may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Risks Associated with the Business

Our auditors have issued a going concern opinion.  As at February 28, 2010, the Corporation has a working capital deficit of $33,064 and an accumulated deficit of $13,495.Its auditors have issued a going concern opinion. Accordingly, there is substantial doubt that the Corporation can continue as an on-going business for the next twelve months unless it obtains additional capital. The Corporation will need to raise proceeds from the issuance of debt and equity and increase its operating revenues. There can be no assurance that the Corporation can or will be able to complete any debt or equity financing with commercially reasonable terms.  To increase its operating revenues, the Corporation will need to successfully publish and distribute books.

If the Corporation cannot anticipate trends and develop new products or adapt to new technologies responding to changing customer preferences, this could adversely affect our revenues or profitability. The Corporation operates in highly competitive markets that are subject to rapid change, including, in particular, changes in customer preferences and changes and advances in relevant technologies. There are substantial uncertainties associated with the Corporation’s efforts to develop successful trade publishing and entertainment products and services for its customers, as well as to adapt its print materials to new digital technologies, including the internet and eReader devices. The Corporation may make significant investments in new products and services that may not be profitable, or whose profitability may be significantly lower than the Corporation has experienced historically. In particular, in the context of the Corporation’s current focus on key digital opportunities, including eBooks, the Corporation may be unsuccessful in establishing itself as a significant factor in any market which does develop. Many aspects of an eReader market which could develop, such as the nature of the relevant software, relevant methods of delivery, including affordable devices, and relevant content, as well as pricing models, have not yet fully taken shape but will, most likely, be subject to change on a recurring basis until a pattern develops and the potential market becomes more defined. There can be no assurance that the Corporationwill be successful in implementing its eBook strategy, which could adversely affect the Corporation’s revenues and growth opportunities. In addition, the Corporation faces technological risks associated with software product development and service delivery in its e-commerce businesses, as well as its internal business support systems, which could involve service failures, delays or internal system failures that result in damages, lost business or failures to be able to fully exploit business opportunities.

If the Corporation fails to maintain the continuance of strong relationships with its authors and other creative talent, as well as to develop relationships with new creative talent, its business could be adversely affected. The Corporation’s business, in particular the trade publishing and media portions of the business are highly dependent on maintaining strong relationships with the authors and other creative talent who produce the products and services that are sold to its customers. Any overall weakening of these relationships, or the failure to develop successful new relationships, could have an adverse impact on the Corporation’s business and financial performance.

If the Corporationfails to adapt to new purchasing patterns or requirements, its business and financial results could be adversely affected. The Corporation’s business may be affected significantly by changes in purchasing patterns or trends in, as well as the underlying strength of, the eBook trade and entertainment markets. In particular, the Corporation’s publishing and technology businesses may be adversely affected by budgetary restraints. Continuation of these trends could negatively impact the Corporation. In this context, there are no guarantees that certain levels of funding will continue in fiscal 2011 and thereafter or the extent to which the Corporationmay continue to benefit therefrom.

The competitive pressures the Corporation faces in certain of its businesses could adversely affect its financial performance and growth prospects. The Corporation is subject to significant competition, including from other eBook trade publishers and media and entertainment and internet companies, many of which are substantially larger than the Corporation and have much greater resources. To the extent that the Corporation cannot meet these challenges from existing or new competitors, including in the eBook publishing business, and develop new product offerings to meet customer preferences or needs, the Corporation’s revenues and profitability could be adversely affected.

The reputation of the Corporation is one of its most important assets, and any adverse publicity or adverse events, such as a significant data privacy breach, could cause significant reputational damage and financial loss. The businesses of the Corporation focuses on providing interesting and exciting eBooks to consumers. In particular, management of the Corporation believes that in selecting its products, the consumers may rely on the Corporation’s reputation for quality eBook products. Also, in certain of its businesses, the Corporation holds significant volumes of personal data, including that of customers. Adverse publicity, whether or not valid, could reduce demand for the Corporation’s products or adversely affect its relationship with the consumers impacting decisions to purchase eBook technology or other products or services of the Corporation’s technology business. Further, a failure to adequately protect personal data, including that of customers, could lead to penalties, significant remediation costs and reputational damage, including loss of future business.

If we are unsuccessful in implementing our corporate strategy we may not be able to maintain our historical growth. The Corporation’s future growth depends upon a number of factors, including the ability of the Corporation to successfully implement its strategies for the respective business units, the introduction and acceptance of new products and services, including the success of its digital strategy, its ability to expand in the global markets that it serves and its continuing success in implementing on-going cost containment and reduction programs. Difficulties, delays or failures experienced in connection with any of these factors could materially adversely affect the future growth of the Corporation.

Increases in certain operating costs and expenses, which are beyond our control and can significantly affect our profitability, could adversely affect our operating performance. The Corporation offers its employees competitive salaries and benefit packages in order to attract and retain the quality employees required to grow and expand its businesses. Compensation costs are influenced by general economic factors, including those affecting costs of health insurance, post-retirement benefits and any trends specific to the employee skill sets the Corporation requires.

The loss of or failure to obtain rights to intellectual property material to our businesses would adversely affect our financial results. The Corporation’s products generally comprise intellectual property delivered through a variety of media. The ability to achieve anticipated results depends in part on the Corporation’s ability to defend its intellectual property against infringement, as well as the breadth of rights obtained. The Corporation’s operating results could be adversely affected by inadequate legal and technological protections for intellectual property and proprietary rights in some jurisdictions, markets and media, and the Corporation’s revenues could be constrained by limitations on the rights that the Corporation is able to secure to exploit its intellectual property in different media and distribution channels.

Because we sell our products and services in foreign countries, changes in currency exchange rates, as well as other risks and uncertainties, could adversely affect our operations and financial results. The Corporation sells products and services to customers located in foreign countries. Accordingly, the Corporation could be adversely affected by changes in currency exchange rates, as well as by the political and economic risks attendant to conducting business in foreign countries. These risks include the potential of political instability in developing nations where the Corporation is conducting business.

The Corporation needs additional capital to execute its business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all. In a rapidly changing industry, capital requirements are difficult to plan for. Although we currently expect to have sufficient sources of funding for the next few months, the Corporation expects that it will need additional capital to fund its future growth.

Its ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

❒	Investors’ perceptions of, and demand for, companies in our industry;

❒	Investors’ perceptions of, and demand for, companies operating in foreign countries

❒	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

❒	Our future results of operations, financial condition and cash flows;

❒	Governmental regulation of foreign investment in companies in particular countries;

❒	Economic, political and other conditions in the United States, Canada, and other countries; and

❒	Governmental policies relating to foreign currency borrowings.

The Corporation may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that the Corporation will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that the Corporation will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to its existing stockholders.  Also, the terms of securities the Corporation may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other dilutive securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, the Corporation may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  The Corporation may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If the Corporation cannot raise additional funds on favorable terms or at all, the Corporation may not be able to carry out all or parts of its strategy to maintain its growth and competitiveness or to fund its operations. If the amount of capital the Corporation is able to raise from financing activities, together with its revenues from operations, is not sufficient to satisfy its capital needs, even to the extent that the Corporation reduces its operations accordingly, the Corporation may be required to cease operations and you could lose all your investment.

The Corporation faces risks associated with currency exchange rate fluctuations. Although the Corporation currently transacts part of its business in U.S. and Canadian dollars, a larger portion of its revenues may be denominated in other foreign currencies.  Conducting business in currencies other than U.S. and Canadian dollars subjects the Corporation to fluctuations in currency exchange rates that could have a negative impact on its operating results.  Fluctuations in the value of the U.S. and Canadian dollar relative to other currencies impacts the Corporation’s revenues, cost of revenues and operating margins and results in foreign currency translation gains and losses.

If the Corporation loses its key personnel or is unable to attract and retain additional qualified personnel, the quality of the Corporation’s services may decline and its business may be adversely impacted. The Corporation relies heavily on the expertise, experience and continued services of its senior management, including its President and Chief Executive Officer. Loss of his services could adversely impact the Corporation’s ability to achieve its business objectives.  Management of the Corporation believes its future success will depend upon its ability to retain key employees and its ability to attract and retain other skilled personnel.  The Corporation cannot guarantee that any employee will remain employed by it for any definite period of time or that the Corporation will be able to attract, train or retain qualified personnel in the future. Such loss of personnel could have a material adverse effect on its business and operations. Moreover, qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy its customers’ requirements. The Corporation needs to employ additional personnel to expand our business.  There is no assurance that the Corporation will be able to attract and retain sufficient numbers of highly skilled employees in the future.  The loss of personnel or the inability to hire or retain sufficient personnel at competitive rates could negatively impact the growth of its business.

The Corporation will incur significant costs as a result of operating as a public company, its management will be required to devote substantial time to new compliance initiatives. While the Corporation is a public company, its compliance costs to date have not been substantial in light of its limited operations. TPI has  never operated as a public company. As a public company with substantial operations, the Corporation will incur increased legal, accounting and other expenses.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for the Corporation to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Certain members of the Corporation’s management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements (including SEC reporting practices and requirements that are applicable to a publicly traded company).  The Corporation will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Corporation is are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Corporation may not be able to assess its disclosure controls and procedures over financial reporting or its internal controls over financial reporting as effective in accordance with the Sarbanes-Oxley Act.

If the Corporation fails to establish and maintain an effective system of internal controls, the Corporation may not be able to report its financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm its business and adversely impact the trading price of its common stock. The Corporation is be required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC.  Its management, including its Chief Executive Officer and Chief Financial Officer, cannot guarantee that its internal controls and disclosure controls will prevent all possible errors or prevent all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Corporation have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Because the Corporation is not yet required to comply with rules requiring the adoption of certain corporate governance measures, its stockholders have limited protections against interested director transactions, conflicts of interest and similar matters. The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national stock exchanges as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity and efficiency of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because the Corporation is not presently required to comply with many of the corporate governance provisions, the Corporation has not yet adopted these measures.

The Corporation has a board member that qualifies as an “audit committee financial expert” and that qualifies as “independent” as that term is used in the rules of the Securities and Exchange Commission or the NASDAQ Marketplace Rules.

Until the Corporation complies with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave its stockholders without protections against interested director transactions which may not be favorable to the shareholders, conflicts of interest and similar matters, and investors may be reluctant to provide the Corporation with funds in the future if the Corporation determines it is necessary to raise additional capital.  The Corporation intends to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for the Corporation to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or maintain listing of our common stock. The Corporation may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for its effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters.  The Corporation may have difficulty attracting and retaining directors with the requisite qualifications.  If the Corporation is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or maintain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

The Corporation is a holding company that depends on cash flow from TPI to meet our obligations. After the Share Purchase Agreement, we became a holding company with no material assets other than the stock of TPI. Accordingly, all the Corporation’s operations will be conducted by TPI. The Corporation currently expects that the earnings and cash flow of TPI will primarily be retained and used by the Corporation in its operations.

Risks Related to Our Securities

The Corporation’s common stock price is subject to significant volatility, which could result in substantial losses for investors. Prices for the Corporation’s shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

❒	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock

❒	technological innovations or new products and services by us or our competitors;

❒	intellectual property disputes;

❒	additions or departures of key personnel;

❒	the depth and liquidity of the market for the shares;

❒	quarter-to-quarter variations in our operating results;

❒	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

❒	investors’ evaluations of our future prospects and the eBook industry generally;

❒	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

❒	our dividend policy; and

❒	general economic and market conditions.

Additionally, the stock market often experiences significant price and volume fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the Corporation’s share trading price. The price at which investors purchase shares of the Corporation’s common stock may not be indicative of the price that will prevail in the trading market.  Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of the Corporation’s common stock lack a significant trading market. Shares of the Corporatoin’s common stock are not eligible as yet for trading on any national securities exchange.  Our common stock may be   quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as “pink sheets.”  These markets are highly illiquid.  Although the Corporation intends in the future to apply for listing of its common stock on an exchange, there can be no assurance if or when the initial listing criteria could be met or if such application would be granted, or that the trading of its common stock will be sustained.  There is no assurance that an active trading market in the Corporation’s common stock will develop, or if such a market develops, that it will be sustained.  In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s common stock, or to obtain coverage for significant news events concerning the Corporation, and its common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of the Corporation’s common stock by its stockholders could cause the Corporation’s stock price to decline. The Corporation cannot predict the effect, if any, that market sales of shares of its common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If the Corporation’s stockholders sell substantial amounts of its common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Corporation to  raise additional financing through the sale of equity or equity-related securities in the future at a time or price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange Agreement will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering the resale of such shares; or (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of its common stock.

The Corporation may issue additional shares of its capital stock or debt securities to raise capital or complete acquisitions, which could dilute the equity interest of its stockholders. The Corporation’s articles of incorporation authorize the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001.  After giving effect to the Share Exchange Agreement and issuances under certain consultant agreements, there are approximately 86,945,746 authorized and unissued shares of the Corporation’s common stock which have not been reserved and are available for future issuance.  Although the Corporation has no commitments as of the date of this Current Report to issue its securities, the Corporation may issue a substantial number of additional shares of its common stock, to complete a business combination or to raise capital.  The issuance of additional shares of its common stock:

❒	may significantly dilute the equity interest of its existing stockholders; and

❒	may adversely affect prevailing market prices for its common stock.

The Corporation’s officers and directors and insiders own approximately 41% of the total issued and outstanding shares of its common stock, and may be able to influence control of the Corporation or decision making by management of the Corporation. As of the date of this Current Report, the Corporation’s officers, directors and insiders own approximately 41% of the total issued and outstanding shares of its common stock and may be able to influence control of the Corporation or decision making by management of the Corporation. Moreover, in the event future issuances of common stock are authorized by the Board of Directors pursuant to contractual relations, the officers, directors and insiders’ control of the Corporation will increase. This may result in majority control of the voting power for all business decisions.

The application of the “penny stock” rules could adversely affect the market price of the Corporation’s common stock and increase your transaction costs to sell those shares. The Corporation’s common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

❒	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

❒
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws;

❒	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

❒	A toll-free telephone number for inquiries on disciplinary actions;

❒	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

❒	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

❒	the bid and offer quotations for the penny stock;

❒	the compensation of the broker-dealer in the transaction;

❒	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

❒	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Due to the requirements of penny stock rules, many brokers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Corporation remains subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for its securities.  Moreover, if its securities are subject to the penny stock rules, investors will find it more difficult to dispose of its securities.

The Corporation has paid dividends in the past but does not expect to pay dividends in the future.  Any return on investment may be limited to the value of its common stock. The Corporation paid cash dividends in the amount of $120,000 Canadian Dollars to the holders of TPI’s class A stock but does not anticipate doing so in the foreseeable future.  The payment of dividends on its common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  If the Corporation does not pay dividends, its common stock may be less valuable because a return on your investment will only occur if the Corporation’s stock price appreciates.

LITIGATION

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving the Corporation or its properties other than as disclosed below. The proceedings described below involve TPI. As of the date of this Current eport, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings.

Laliberte vs. Halperin & al.

Laliberte vs. Ian Halperin, Transit Publishing, Inc. & al., Plaintiff alleges that Defendants violated article 815.4 of the Civil Code of Procedure of Quebec and non-publication Orders rendered in family case file. The amount claimed by Plaintiff is approximately $2,500,000.  The Company’s management is of the opinion the estimated liability could range between $75,000 and $100,000. The Company has made no provision for this claim based on its assessment that there is only a reasonable possibility that a loss may have been incurred.

Laliberte vs. Transit Editeur Inc. & al.

Laliberte vs. Transit Publishing, Inc. & al., Plaintiff is seeking an injunction to deactivate two (2) web pages and to impeach the utilisation of his name and other aspects of his identify.  The amount claimed by Plaintiff is approximately $1,500,000.  The Company's management is of the opinion that the estimated liability could range between $25,000 and $50,000.   The Company has made no provision for this claim based on its assessment that there is only a reasonable possibility that a loss may have been incurred.

Imprimeries Transcontinental s.e.n.c. vs. Transit Editeur inc.

Imprimeries Trancontinental s.e.n.c vs. Transit Publishing, Inc., Plaintiff is seeking the payment of unpaid bills for a total amount of $61,650.  On September 3, 2010, the Company plans to seek a settlement out-of-court.   These amounts are currently included in the Company’s trade payables at February 28, 2010.

Bell & al. vs. Transit Editeur Inc.

The plaintiffs are asking for the homologation of a transaction entered into between the parties regarding the cancellation of a publishing contract. Defendants filed a cross-demand for abuse of rights. There are no specific amounts at stakes. Management believes that there is little risk involved.

Densmore vs. Transit Editeur Inc.

Densmore vs. Transit Publishing, Inc., Plaintiffs are seeking an unspecified amount for copyright infringement in relation to a proposed book entitled “The Doors: Unhinged”.The Company has made no provision for this claim. In August of 2010, the parties involved in this litigation have agreed to settle this lawsuit and have formally discharged all allegations.  As part of the agreement Transit acknowledgers and agrees that it does not own any rights to The Door: Unhinged, including the rights to make copies of and sell or offer for sale the book, license, advertise, market or distribute the book to the public, or make derivative works, including translations, thereof; and that Transit will not in the future claim the right to make copies, license, advertise, market, distribute, create derivative works of or sell or offer for sale The Doors: Unhinged anywhere in the world and will not claim that it has any agreement with Densmore conveying to it any rights in The Doors: Unhinged. This book was never published and no monetary damages were agreed to be awarded as part of the agreement to settle this lawsuit. The Company has made no provision for this claim based on its assessment that there is only a remote possibility of a loss materializing.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Corporation has based these forward-looking statements onits current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Corporation that may causeits actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” anticipate,” believe,” estimate,” continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those listed under the heading “Risk Factors” and those listed  in the Corporation’s  other Securities and Exchange Commission filings.  The following discussion should be read in conjunction withits  Financial Statements ncluded elsewhere in this Current Report on Form 8-K. Throughout this Current Report on Form 8-K,  we will refer to Transit Publish Inc. as “TPI,” the “Corporation,” “we,” “us,” and “our.”

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

RESULTS OF OPERATION

Overview

The Corporation’s primary business consists of book publishing whereby literary and informative books are produced and made available to the general public for both entertainment and information. The different aspects of publishing include the development state, the acquisition of the intellectual properties, the editorial work and the graphic design. The Corporation publishes books in both print and electronic format. Electronic formats include eBooks and audio books. Furthermore, the Corporation sells the rights to foreign publishers for publication in different languages and countries.

Critical Accounting Policies

In presenting the financial statements of the Corporation in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions the Corporation is required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of the Corporation’s control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to the Corporation’s results of operations, financial position and in liquidity. Management believes that the estimates and assumptions used when preparing the financial statements were the most appropriate at that time.

Royalty Advances

Royalty advances are capitalized and expensed as related revenues are earned or when future recovery appears doubtful. The Corporation records a reserve for the recoverability of its outstanding advances to authors based primarily upon historical experience, and for unpublished titles, based upon the likelihood of publication. The Corporation recognized $48,528 of expense for unrecoverable royalty advances during the year ended February 28, 2010.

Revenue Recognition

Trade – Revenue from the sale of books for distribution in the retail channel is primarily recognized when risks and benefits transfer to the customer, which generally is at the time of shipment, or when the product is on sale and available to the public. A reserve for estimated returns is established at the time of sale and recorded as a reduction to revenue. Actual returns are charged to the reserve as received. The calculation of the reserve for estimated returns is based on historical return rates and sales patterns. A reserve for estimated bad debts is established at the time of sale and is based on the aging of accounts receivable.

Foreign Currency Translation

The Corporation uses the US dollar as its functional currency. Transactions in foreign currencies have been re-measured and translated into US dollars. Under this method, monetary assets and liabilities are translated at the year-end (or period end) exchange rate. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the exchange rates in effect on the dates of the transactions, except for amortization of equipment, which are translated at the same exchange rates as the assets to which they relate. Exchange gains and losses arising from these transactions are included in the determination of net income for the year. The Corporation does not utilize foreign currency hedging contracts to manage the volatility associated with foreign currency purchases of materials and other assets and liabilities created in the normal course of business.

Fiscal Year Ended February 28, 2010 Compared to Fiscal Year Ended February 28, 2009

	Year ended February 28, 2010	February 10, 2009(inception) to February 28, 2009
Revenues	$2,412,738	$-
Costs and expenses
Cost of Sales	1,801,953	-
Operating expenses	462,989	-
Depreciation and amortization	2,676	-
Total Operating Costs and Expenses	2,267,618	-
Operating Income	145,120	-
Other income (expenses)
Interest expense	(8,142)	-
Foreign currency gain	4,188	-
Total Other income (expenses)	(3,954)	-
Income before income taxes	141,166	-
Income tax expense	40,659	-
Net income	$100,507	$-
Dividends	114,002	-
Net income (loss) available to common shareholders	$(13,495)	$-

The financial information in the table above is derived from the audited financial statements. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this Current Report on Form 8-K. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. The Corporation’s actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Current Report on Form 8-K. The financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Revenues.  The increase in revenues was due to sales to consumers of the Corporation’s books, eBooks and other products. During fiscal year ended February 28, 2010, management focused its efforts on increasing sales to consumers and sales volume increased accordingly. During fiscal year ended February 29, 2009, the Corporation only operated eighteen days during fiscal year 2009 and thus had no operations until March 2009.

Costs and expenses.  The increase in cost of sales was due to the increase in sales. Cost of sales for books and eBooks increased during fiscal year ended February 28, 2010 to $1,801,953.

Operating Expenses.  The incurrence of operating expenses reflects the additional expenses incurred as a result of the Corporation’s increased sales during fiscal year ended February 28, 2010. Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing, accounting, legal and offices expenses.  Depreciation and amortization expenses were incurred during fiscal year ended February 28, 2010 of $2,676.

Interest Expense. The Corporation incurred interest expense of $8,142 during fiscal year ended February 28, 2010 principally due to an increase in the principal amount of advances from related party payable and outstanding which increased to approximately $204,250 at February 28, 2010. The Corporation also incurred income tax expense to $40,659 during fiscal year ended February 28, 2010.

Due to transactions denominated and settled in foreign currency, we generated a gain on foreign translation of $4,188 during fiscal year ended February 28, 2010.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during fiscal year ended February 28, 2010 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to the Corporation’s interests.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal Year Ended February 28, 2010

As at fiscal year ended February 28, 2010, the Corporation’s current assets were $1,017,521 and our current liabilities were $1,050,585, which resulted in a working capital deficit of $33,064. As of the fiscal year ended February 28, 2010, current assets were comprised of: (i) $27,172 in cash; (ii) $421,888 in accounts receivable (net); (iii) $11,370 in receivables – related party; (iv) $541,799 in inventory (net of allowance of $75,899 and royalty advances); and (v) $15,292 in prepaid expenses. As at fiscal year ended February 28, 2010, current liabilities were comprised of: (i) $645,250 in accounts payable and accrued expenses; (ii) $55,667 in accounts payable and accrued expenses – related party; (iii) $204,250 in advances from related party; (iv) $102,668 in deferred revenues; and (v) $42,750 in income taxes payable.

As of the fiscal year ended February 28, 2010, our total assets were $1,037,092 comprised of: (i) current assets of $1,017,521; and (ii) property and equipment net of $19,571. As at fiscal year ended February 28, 2010, our total liabilities were $1,050,585 comprisedof current liabilities.

During fiscal year endedFebruary 28, 2010, the Corporation used cash of $29,461 in its operating activities. This use of cash was primarily due to an increase of $507,046 in accounts receivable, an increase of $570,780 in inventory, an increase of $46,918 in royalty advances and an increase of $15,292 in prepaid expenses, net of an increase in accounts payable and accrued expenses of $645,250, an increase in accounts payable and accrued expenses of  $55,667, an increase in deferred revenues of $102,668 and an increase in income taxes  payable of $42,750.

The Corporation used cash of $33,617 in investing activities during fiscal year ended February 28, 2010 of which $22,247 was for acquisition of property and equipment and $11,370 was for loans to related party.

The Corporation received $70,573 in cash from financing activities during fiscal year ended February 28, 2010.  During fiscal year ended February 28, 2010, the Corporation received $204,250 in advances from related party, which was offset by $114,002 in payment of declared dividends and $19,675 in redemption of capital stocks.

The Corporation’s principal demands for liquidity are to increase capacity, inventory purchase, sales distribution, and general corporate purposes.

The Corporation intends to meet its liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of inventory, and the expansion of its business, through cash flow provided by operations and funds raised through proceeds from the issuance of debt or equity.

Going Concern

As of February 28, 2010, the Corporation has a working capital deficit of $33,064 and an accumulated deficit of $13,495. Its auditors have issued a going concern opinion. Accordingly, there is substantial doubt that the Corporation can continue as an on-going business for the next twelve months unless it obtains additional capital. The Corporation will need to raise proceeds from the issuance of debt or equity and increase its operating revenues. There can be no assurance that the Corporation can or will be able to complete any debt or equity financing with commercially reasonable terms.  To increase its operating revenues the Corporation will need to successfully publish and distribute books.

MATERIAL COMMITMENTS

Convertible Promissory Notes

Effective approximately May 6, 2010 through August 20, 2010, the Corporation entered into a series of convertible promissory notes  in various principal amounts (collectively, the “Convertible Promissory Notes”) with various creditors (collectively, the “Creditors”). The aggregate amount represented in principal loaned to the Corporation from the Creditors is $341,000.00.

In accordance with the terms and provisions of the Convertible Promissory Notes, the Convertible Promissory Notes are unsecured, shall bear interest at the rate of 10% per annum from the date of issuance of the respective Convertible Promissory Note and be payable sixty days from the date of issuance of the respective Convertible Promissory Note. Each Convertible Promissory Note is convertible at the election of the Creditor  into shares of the Corporation’s common stock at either the rate of $0.16 or $0.10 per share. The Convertible Promissory Notes, principal amounts, issuance dates and conversion rates are listed below:

Holder	Date of Issuance	Principal Amount	Conversion Rate
Theodore Argyrakis	May 6, 2010	$20,000.00	$0.16
Dimitrios Liakopoulos	May 17, 2010	10,000.00	0.16
Kristine McNally	June 2, 2010	20,000.00	0.16
Dimitrios Liakopoulos	June 9, 2010	10,500.00	0.16
Ekaterini Liakopoulos	June 9, 2010	39,500.00	0.16
Dimitrios Liakopoulos	July 8, 2010	30,000.00	0.16
Dimitrios Liakopoulos	July 12, 2010	5,000.00	0.16
Theodore Argyrakis	July 12, 2010	10,000.00	0.16
Dimitrios Liakopoulos	July 21, 2010	10,000.00	0.10
Dimitrios Liakopoulos	July 30, 2010	12,000.00	0.10
Theodore Argyrakis	August 2, 2010	15,000.00	0.10
Theodore Argyrakis	August 11, 2010	10,000.00	0.10
Dimitrios Liakopoulos	August 13, 2010	7,000.00	0.10
Tony Khoury	August 16, 2010	10,000.00	0.10
Jimmy Khoury	August 17, 2010	57,000.00	0.10
Theodore Argyrakis	August 19, 2010	35,000.00	0.10
TGA Consulting Inc.	August 20, 2010	40,000.00	0.10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Current Report are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.  The address of each of our officers and directors listed below is 5310 15th Avenue, Suite 303, Montreal, Quebec, Canada H1X 3G2.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Officers and Directors:
Pierre Turgeon	90,000,000	8.59%
Peter George	25,000,000	7.99%
Francois Turgeon	5,000,000	6.39%
Jacques Arsenault	-0-	*
All Directors and Named Executive Officers as a Group (4 persons)	120,000,000	41.73%
___________________
(1)	Based on 163,054,254 shares of common stock issued and outstanding as of the date of this Current Report.

* Less than one percent.

EXECUTIVE OFFICERS AND DIRECTORS

The following persons either became the executive officers and directors of the Corporation on June 17, 2010 upon effectiveness of the Share Purchase Agreement or were subsequently appointed and hold the positions set forth opposite their respective names.

Name	Position
Pierre Turgeon	President/Chief Executive Officer and a Director
Francois Turgeon	Director
Peter George	Director
Jacques Arsenault	Chief Financial Officer/Treasurer

Our directors hold office for one-year terms or until their successors have been elected and qualified.

BIOGRAPHIES

Pierre Turgeon.  Mr. Turgeon is the President/Chief Executive Officer and a director of the Corporation since June 17, 2010 and the president of TPI. During the past thirty years, Mr. Turgeon has authored several books, articles and scripts. From approximately 1968 through 1975, Mr. Turgeon was a journalist and literary critic at the Canadian Broadcasing Company. In 1972, he was awarded the first prize in the Dramatic Works of Radio – Canada for The Interview, which was written in collaboration with Jacques Godbout. In 1975, Mr. Turgeon wrote a scenario on the events of October 1970, The October Crisis, directed by Marc Blandford and produced by Canadian Broadcasting Company. During 1979 through 1986, he was the general manager and publisher of Sogides, the largest French publishing group in North America. In 1981, Mr. Turgeon received the Governor General’s Award for his fifth novel “The First Person” and in 1992 was awarded for the second time the Governor General’s Award for his essay “Radissonia”. During 1993, Mr. Turgeon wrote the script of a film by Frederic Back, The Mighty River, which received the Grand Prix International Film Festival for Children in Annency. And, in 2000, Mr. Turgeon published “Canada: A People’s History”, volumes 1 and 2 from its origins to today, Editions Fides, Montreal, and McClelland and Stewart in Toronto (with Don Gillmor). This book received the prize of the best reference book on the history of Canada by the Canadian Minstry of Culture. Mr. Turgeon earned a Bachelor of Arts at College Sainte-Marie, in Quebec.

Francois Turgeon.  Mr. Francois Turgeon is a director of the Corporation since June 17, 2010 and the general director of TPI. During the past twenty years, Mr. F. Turgeon has been an artist, composer and musician and involved in multimedia. Mr. F. Turgeon was an art director at Transit Medias, where he obtained extensive experience in cultural administration and the creative sector. He has dintinguished himself in the areas of multimedia production and project management. Mr. F. Turgeon has produced over one hundred interactive works and co-directed several products in book design, website design and music production. Mr. F. Turgeon’s accomplishments have led him to work and travel in Europe, the United States, Peru and Mexico. He has the ability to successfully develop projects in terms of financing and management as well as to manage and motivate teams of multimedia production, including authors, musicians, programmers and designers. As president of Tonality Inc, during 2004 through 2008, Mr. F. Turgeon seized the commercial potential that the dissemination and publication of cultural works on the Internet represents by obtaining the following grants and awards: (i) grant from Heritage Canada for the project iTheque, a platform for the promotion and downloading of videos for Videographe, a center of the media arts in Quebec; (ii) finalist for the Angnes Financiers of Montreal in 2007; (iii) Young Promoter’s Grant awarded by the CEDC Plateau Montreal in Febuary 2006 for the quality and originality of the business plan for Tonality Inc.; (iv) CYBF Grant awarded through a competition for young Canadian entrepreneurs; (v) Hydro-Quebec/OFQJ Grant in 2006 and 2007 awarded by the Office of Franco-Quebecers to spend two weeks in Paris for professional development; (vi) Noise Makers 2006, an album released in the fall of 2006 to excellent reviews; and (vii) winner of the Spectra Grant in July 2005 awarded by the Foundation du Maire of Montreal to develop Tonality Inc. Mr. F. Turgeon earned a degree in 1995 from Stanislas College in Philosophy, Mathematics and French Classical Studies. During 1995 through 1998, he attended the School of Music Vincent d’Indy, CEGEP level, where he studies the foundations of classical music and electric bass. In 2006 through 2007, Mr. F. Turgeon studied production and commercialization at SAJE Montreal Metro.

Peter George. Mr. George is a director of the Corporation since June 17, 2010. Mr.George has been involved in the multimedia communications, marketing and management and lead generation industry. He is a professional with a list of production credits in the field of administration, artistic and creative endeavors. Mr. George’s career started in the field of dance as a choreographers, stage director, artistic director and co-founder of Les Ballets Jazz de Montreal. He further diversified to variety entertainment, film, television, publicity and corporate event productions as a producer and director. Mr. George is currently the executive vice president of Thirty9 Communications Group, a leading new media multiplatform marketing group. From approximately 2003 to 2007, Mr. George was the president of Group George, which was a company that assisted other companies to improve performance, increase sales and build brands by conducting live events, branded environments and interactive experiences. From approximately 1995 to 2003, Mr. George was the co-president and artistic director of Force Multimedia Montreal, which is a firm specializing in the production of large scale public events, communications tolds in multimedia, video, special events, press conferences, multimedia presentations, promotional events and corporate video. Mr. George was the producer of the cultural program for The Artic Winter Games and earned credits in the closing ceremonies of the Montreal Forum and the opening of the Molson Center and the World Youth Days. Mr. George has also produced event for numerous corporate high profile clients, including Planet Hollywood, Molson, Merck Frosst Canada, Quebecor Wolrd, Loblaws, BioChem Pharma and Ivanhoe Cambridge. Mr. George earned a B.A. degree in Education and Sport Administration.

Jacques Arsenault.  Mr. Arsenault is the Chief Financial Officer/Treasurer of the Corporation since July 2, 2010. Mr. Arsenault has been involved in the financial industry for the past twenty years. Currently, Mr. Arsenault is the president and chief executive officer of Arsenault Business Staging Group Inc., which is a consulting firm located in Montreal, Quebec specializing in the revaluation of companies with the goal of increasing the value and worth in the process of selling the company or improving its financial situation and strategic position. From approximately 2006 through 2007, Mr Arsenault was the vice president of finance and the chief financial officer of Forest Gate Resources Inc., a public Canadian-based international oil and gas exploration and production company with projects in Alberta and Ireland. He was responsible for all accounting and finance activities, general administration and IT department, quarterly reporting under the Securities and Exchange Act of 1934, as amended, negotiations with financial institutions and governments, anf following up with investors and exploration projects. Mr. Arsenault was also responsible for the implementation of ACCPAC hardware and cash flow management mandate of six months at Blue Note Caribou Mines Inc. in Bathurst. From approximately 2004 through 2005, Mr. Arsenault was responsible for business development for Vast-Auto Distirbution, a private Canaidan company involved in auto parts disitrbution (“Auto Value”) and franchises specializing in car repair (“Mr. Mufler”). His responsbilbilites included merger acquisitions and start-ups, general manager for corporate stores network and consulting. Mr. Arsenault also was responsible for the launching of the AC Delco product line on the Quebec market. From approximately 2002 through 2003, Mr. Arsenault was the general manager for Batteries Électriques Gagnon, which is a private Canadian company involved in the wholesale distribution, service and manufacturing of auto and heavy duty parts, repairs and selling of lift trucks and modificiations of specialized vehicles. He was responsible for general management and administration, global strategies for all divisions and subsidiaries and consulting. Mr. Arsenault also evaluated and established a business and profitability turn over plan and revised and implemented all business processes and modifications of the organization structure (including marketing and communication), decentralized the operational unit, conducted market analysis, revised product lines and engaged in financial planning, acquisitions and selling of assets. From approximately 1998 through 2002, Mr. Arsenault was the vice president of finance and administration for Piscines Trévi, which is a private Canadian company specializing in the manufacture, installation, research and worldwide distribution of pools, spas, garden furniture, solariums and accessories. He was responsible for all accounting and finance activities, general administration and IT department, business and profitability turn over mandate and all global communications such as financial institutions and potential investors. Mr. Arsenault was also responsible for the promotion as project manager of the implementation of One-World (JD Edwards) operation software for all of Trevi Group by implementing an organization structure and up to date technology and for settlement of a C-36 agreement with suppliers. From approximately 1997 through 1998, Mr. Arsenault was the controller for Vidéotron Ltd., a Canadian public company in the business of communication, cable network, phone services and Internet. He was responsible for all accounting, administration and finance activities, coordinating monthly financial statement presentation and establishing corporate policies and internal controls procedures. Mr. Arsenault was also responsible for the promotion as project manager for acquisition and implementation of a financial software (SAP) program and the integration of administrative and unionized employees in the merger of CF Cable and Vidéotron. From approximately 1992 through 1997, Mr. Arsenault was the corporate controller for Uni-Select Inc., a Canadian public company engaged in the distribution of auto parts across North America. He was responsible for corporate accounting, treasury and financial reporting and financing of member project development, the supervision of monthly financial statements and management reporting to directors and shareholders and for internal audit reporting and outsider financial information such as bankers, governments and Montreal and Toronto trade exchange commissions. Mr. Arsenault was also project manager for implementation of a newly integrated and centralized accounting software and a contributor in different acquisitions involving the integration and synergy of business plans outside the province of Quebec such as Winnipeg (Consolidated Parts Distributors), Vancouver (Allied Wholesale Distributors) and London (Silverline Distributors). From approximately 1987 through 1992, Mr. Arsenault was the division controller for Culinar Inc., which is a private Canadian company specializing in the manufacture and distribution of food products. He was responsible for general and manufacturing accounting, order desk, payroll department, credit and accounts payable, preparation and presentation of monthly financial statements to head office and for external audit planning. Mr. Arsenault was also the project manager for the implementation of a newly integrated accounting software and Executive Information System for top management and responsible for the implementation and distribution of the logistic software throughout Canada. From approximately 1984 through 1987, Mr. Arsenault was the corporate accounting supervisor for AES Data, an international company specializing in the design, manufacturing and distribution of software, IT networks and computer equipments.

Mr. Arsenault eared a Master Business Administration from the University of Sherbrooke in 1991, an Accounting Bachelor from the University of Quebec in 1986 and a Certificate in Administration from the University of Quebec in 1980.

Mr. Arsenault is a member of the Certified General Accountant Corporation (C.G.A.) since 1986. He also teaches executive managers at Compu-Finder regarding accounting management, financial analysis ratios and crisis management.

FAMILY RELATIONSHIPS

Francois Turgeon is the son of Pierre Turgeon. There are no other family relationships among the Corporation’s directors or officers.
EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers by any person for all services rendered in all capacities for the fiscal years ended February 28, 2010.

Name and Principal Position	Fiscal Year	Annual Salary		Bonus	Stock Awards	Option Awards	Total
		($)		($)	($)	($)	($)
Pierre Turgeon, President/Chief Executive Officer	2010	$57,001	*	0	0	0	$57,001

*Paid as a cash dividend for fiscal year ended February 28, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

As of February 28, 2010, there were no outstanding equity awards held by executive officers.

BOARD INDEPENDENCE

Messrs. Francois Turgeon and Peter George qualify as “independent” directors, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  As a requirement to listing the Corporation’s common stock on The Bulletin Board or the NASDAQ Capital Market or other exchange, the Corporation intends to retain independent directors.  The Board of Director’s composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

Director Compensation

The Corporation does not currently compensate our directors with cash for acting as such, although we may do so in the future. The Corporation has issued shares of its restricted common stock to certain of its directors as compensation. The Corporation also reimburses its directors for reasonable expenses incurred in connection with their service as directors.

Code of Ethics

The Corporation intends to adopt a code of ethics that applies to its officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but has not done so to date.

Board Committees

Audit Committee. The Corporation intends to establish an audit committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties would be to recommend to the Board of Directors the engagement of independent auditors to audit the Corporation’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Corporation intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Corporation’s salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer any stock option plans and recommend and approve grants of stock options under such plans.

STOCK INCENTIVE PLANS

The Corporation currently does not have any stock incentive plan adopted.  The Corporation may adopt a stock incentive plan in the future in order to further the growth and general prosperity of the Corporation by enabling our employees, contractors and service providers to acquire its common stock, increasing their personal involvement in the Corporation and thereby enabling the Corporation to attract and retain its employees, contractors and service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than those certain consultant agreements as disclosed, there were no transactions with any related persons (as that term is defined in Item 404 in Regulation SK) since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

CONSULTANT AGREEMENTS

The Corporation has entered into certain consultant agreements with certain of its officers and directors as disclosed above.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE AGREEMENT

Pursuant to the Share Exchange Agreement, the Corporation issued an aggregate of 90,000,000 shares of common stock to one non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933).  The consideration for the issuance of these shares of common stock was the exchange by such non-U.S. person of approximately 50% of the share capital of TPI. The issuance was exempt from registration requirements under Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act of 1933, on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

CONSULTANT AGREEMENT

Effective June 2, 2010 and August 1, 2010, the Corporation entered into those certain consultant agreements as disclosed above. The Board of Directors authorized the issuance of an aggregate of 44,000,000 shares to the consultants at a per share price of $0.001. The  aggregate 44,000,000 shares of common stock were issued to non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The consultants acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  The Corporation refers to the copies of its articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Current Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by the Corporation is 250,000,000 shares of common stock with a par value of $0.001 per share.  No other class of stock is authorized.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange Agreement and the consultant agreements, the Corporation’s issued and outstanding securities, on a fully diluted basis, is as follows:

❒
163,054,254 shares of common stock; approximately 99% of which shares are held by TPI shareholders issued either pursuant to the Share Exchange Agreement or consultant agreements and approximately 1% of which are held by the existing shareholders of the Corporation;

❒	No shares of preferred stock;

❒	No options to purchase any capital stock or securities convertible into capital stock; and

❒	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share. The Corporation’s Articles of Incorporation do not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds; however, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price and Dividends

TPI is, and has always been a privately-held company. There is not, and never has been, a public market for the securities of TPI. The Corporation’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol KRMC.OTCBB, but there is currently no liquid trading market.

Dividends may be declared and paid out of legally available funds. Shares of one class or series of securities may not be issued as a share dividend to shareholders of another class or series unless approved by a majority of the shareholders.  The Corporation has not previously paid any cash dividends on our common stock and does not anticipate or contemplate paying dividends on its common stock in the foreseeable future. The Corporation currently intends to utilize all available funds to develop our business.  The Corporation can give no assurances that it will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under Colorado law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

The By-Laws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Corporation and its stockholders (through stockholder derivative suits on behalf of the Corporation) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the Corporation is Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver., Colorado 80209.

ITEM 5.01CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Following the Share Exchange Agreement, on June 10, 2010, Pierre Turgeon was appointed as the President/Chief Executive Officer and a director of the Corporation, Francois Turgeon was appointed as a director of the Corporation and Peter George was appointed as a director of the Corporation.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Pierre Turgeon, Francois Turgeon or Peter George had or will have a direct or indirect material interest, other than the ownership of shares of the Corporation’s common stock.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired .  In accordance with Item 9.01(a), TPI’s audited financial statements for the fiscal year ended February 28, 2010 and for the period from February 10, 2009 to February 28, 2009 are included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our unaudited  proforma combined financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of the Corporation and TPI after giving effect to the share exchange transaction.  Based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, TPI is considered the accounting acquirer.  The share exchange transaction was completed on May 20, 2010.   Because TPI’s owners as a group retained or received the larger portion of the voting rights in the combined entity and TPI’s senior management represents a majority of the senior management of the combined entity, TPI was considered the acquirer for accounting purposes and will account for the share exchange transaction as a reverse acquisition as the power to control TPI exists with Pierre Turgeon by agreement with the other stockholders.  The acquisition will be accounted for as the recapitalization of TPI.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operations” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical financial statements and accompanying notes of TPI and the Corporation.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of the Corporation’s results of operations that would have been reported had the share exchange transaction been completed as of the first day of the periods presented, and should not be taken as representative of the future results of operations of the Corporation.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3. 1	Articles of Incorporation of Kurrant Mobile Catering Inc. incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form SB-2 on

3.2	Bylaws of Kurrant Mobile Catering Inc. incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form SB-2 on

10.1
Share Exchange Agreement between Pierre Turgeon of Transit Publishing Inc. and Kurrant Mobile Catering Inc. as filed with the Securities and Exchange Commission as an Exhbit to the Current Report on Form 8-K on June 3, 2010.

10.2
Consultant Agreement between Springboard Capital Corporation and Kurrant Mobile Catering Inc.datede June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 7, 2010.

10.3
 Consultant Agreement between Eastwest Capital Corporation and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 7, 2010.

10.4
Consultant Agreement between Edgewater Capital Corporation and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 7, 2010.

10.5
Consultant Agreement between Noosa Capital Corporation and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 15, 2010.

10.6
Consultant Agreement between Louis Lapointe and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 7, 2010.

10.7
Consultant Agreement between Peter George and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on July 19, 2010.

10.8
Consultant Agreement between Francois Turgeon and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on August 3, 2010.

10.9
Consultant Agreement between Louis Lapointe and Kurrant Mobile Catering Inc. dated August 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on September 1, 2010.

10.10
Consultant Agreement between Alain Houle and Kurrant Mobile Catering Inc. dated August 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on September 1, 2010.

10.11
Consultant Agreement between Lois Arkwright and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on September 15, 2010.

10.12
Consultant Agreement between Michelle Thibault and Kurrant Mobile Catering Inc. dated June 1, 2010 as filed with the Securities and Exchnage Commission as an Exhibit to the Current Report on Form 8-K on September 15, 2010.

99.1	Audited financial statements of TPI.

99.2	Unaudited pro forma combined financial statements of TPI and Kurrant Mobile Catering Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.

DATE: October 12, 2010	By:	/s/ Pierre Turgeon
Name: Pierre Turgeon
Title: President/Chief Executive Officer